Contacts:	Veronica Garza Investor Relations (512) 683-6873

National Instruments Reports Strong 8 Percent Sequential Increase in Q3 Revenue
Company Guides to Strong Sequential Q4 Revenue Growth

AUSTIN, Texas – Oct. 27, 2009 – National Instruments (Nasdaq: NATI) reported quarterly revenue for Q3 2009 of $165 million, which represents an 8 percent sequential increase and is above the midpoint of the company’s Q3 guidance given on Sept. 9. Orders were also strong sequentially, resulting in the company’s end of quarter backlog increasing by $5 million in Q3. Net income for Q3 was $10 million, with fully diluted earnings per share (EPS) of $0.13. Non-GAAP net income was $15.4 million, with non-GAAP fully diluted EPS of $0.20.

The company’s non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

“I am optimistic that National Instruments will emerge in a stronger leadership position because of our long-term focus through the recession,” said Dr. James Truchard, NI president and CEO. “I believe our continued investment in innovation and new product development has further differentiated National Instruments from other players in the markets we serve, expanding our opportunity to grow as did our investment in the 2001 recession.”

With Q3 2008 representing the highest revenue quarter in company history, NI had its toughest revenue compare in Q3 2009, and revenue was down 23 percent from a year-over-year perspective. In Q3 2009, NI virtual instrumentation and graphical system design products, which constitute the majority of the company’s product portfolio, experienced a 23 percent year-over-year revenue decline. NI instrument control product sales, which represent approximately 7 percent of NI revenue, were down 28 percent year-over-year, and up sequentially by more than 20 percent, after four quarters of sequential decline. The strong sequential increase in NI instrument control revenue indicates that the overall test and measurement industry may have bottomed out in Q2 and begun a sequential recovery in Q3. Product revenue was $152 million, down 24 percent from Q3 2008, and software maintenance revenue was $13 million, down 9 percent year-over-year.

“We are pleased with how our business progressed in Q3, and it appears that the demand environment has improved meaningfully,” said Alex Davern, NI CFO. “With that said, we remain cognizant that the industrial economy remains well below prior levels, and we will continue to focus on gaining market share and driving profit recovery.”

Geographically, the company saw the effects of the slowdown worldwide. Revenue in U.S. dollar terms for Q3 2009 compared to Q3 2008 was down 22 percent in the Americas, down 30 percent in Europe and down 16 percent in Asia, equaling an overall revenue decline of 23 percent. In local currency terms, revenue was down 20 percent in Europe and down 13 percent in Asia, for an overall local currency decline of 19 percent year-over-year.

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

Total operating expenses for the quarter were down $20 million year-over-year, illustrating the strong fiscal discipline that has been exercised throughout the organization in response to the severe downturn in the global industrial economy. Included in Q3 operating expenses is a $2 million  reduction of the company’s accrual for litigation costs which resulted in a non-cash increase to income. At the NI investor conference at NIWeek in August, the company laid out its spending plans relative to various growth scenarios for 2010 and 2011. NI intends to drive operating leverage until the company’s revenues recover to the record levels seen in 2008.

As of Sept. 30, total headcount was 5,169, a 3 percent year-over-year increase and an increase of 34 positions since June 30, 2009. The primary focus for headcount additions has been in R&D and field sales. These areas increased by 49 in Q3, while headcount in the rest of the company fell by 15 in Q3.

Cash flow from operations continued to be strong at $90 million for the first nine months of the year. As of Sept. 30, 2009, NI had $276 million in net cash and short-term investments, up $26 million from June 30, 2009. During Q3 2009, the company paid $9 million in dividends and used $3.3 million to repurchase 131,000 shares of its common stock at an average price of $25.09 per share. National Instruments announced that its Board of Directors declared a dividend of $0.12 per share on its common stock payable on Nov 30, 2009, to shareholders of record on Nov 9, 2009.

Q3 2009 Highlights

•	Quarterly revenue of $165 million, up 8 percent sequentially

•	Net income of $10 million

•	Non-GAAP net income of $15.4 million

•	Cash and short-term investments of $276 million

•	Total operating expenses for the quarter down $20 million year-over-year

•	New product releases, including, LabVIEW 2009, X Series data acquisition, and NI wireless sensor networks

•	Record attendance at NIWeek 2009

Outlook and Specific Guidance for Q4 2009

After reaching a record low in Q1 2009, the quarterly average of the global Purchasing Managers Index (PMI) improved to 52 in Q3 indicating that the industrial economy expanded sequentially in Q3. However, the dramatic year-over-year decline in the global industrial economy over the last year and the current high levels of excess capacity suggest that it may take a considerable period of economic expansion for the industrial economy to recover fully to the levels seen a year ago.

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

For Q4, NI expects strong Q4 sequential revenue growth, with revenue expected to be between $190 million and $200 million. The company expects GAAP fully diluted EPS between $0.22 and $0.30, with non-GAAP fully diluted EPS expected to be between $0.30 and $0.38.

NI guidance assumes a non-GAAP effective tax rate of approximately 30 percent for Q4, which is significantly greater than the overall 2009 effective rate as the company now expects Q4 profit to be significantly greater than was anticipated earlier in the year. The increase in Q4 profit expectations results in a greater than anticipated concentration of the NI tax charge in Q4. For 2010, the company anticipates that its non-GAAP effective tax rate will be between 18 percent and 22 percent, and the company is using 20 percent for internal modeling.

In Q4, the GAAP to non-GAAP net adjustment is also expected to be elevated due to the high effective tax rate, and the adjustment is estimated to be $0.08 per share. In Q1 2010, the company anticipates that the GAAP to non-GAAP adjustment will return to a more normal level of approximately $0.06 per share.

Non-GAAP Results and Guidance Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP guidance that exclude certain charges. In this news release, the company has presented its net income and EPS for Q3 2009 and its guidance for Q4 2009 on a GAAP and non-GAAP basis. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP data to the GAAP data. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are all non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods.  Management also considers such non-GAAP results to be an important supplemental measure of its performance.

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

Conference Call Information

Interested parties can listen to the Q3 2009 conference call today, Oct. 27, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code # 7611546, from Oct. 27 at 7:00 p.m. CDT through Nov. 2 at midnight CST.

Upcoming Events With the Financial Community

National Instruments will be participating in the following events with the financial community: a Non-Deal Roadshow with JPMorgan on Dec. 1 in Boston, Mass., the NASDAQ OMX 23rd Investor Program on Dec. 2 in London and the Credit Suisse Annual Technology Conference on Dec. 2 in Scottsdale, Ariz.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to emerging in a stronger leadership position as our business model has allowed us to continue to make strategic investments through the recession, our continued investment having further differentiated us from other players, creating a large opportunity for us to grow and gain market share in the recovery, overall test and measurement industry bottoming in Q2 and beginning a recovery in Q3, driving operating leverage until our revenues recover, that it may take a considerable amount of time for the industrial economy to recover fully, demand environment has improved meaningfully, focusing on gaining market share and driving profit recovery, our guidance for Q4 2009 with respect to revenue, GAAP and Non-GAAP EPS, the impact of stock based compensation and amortization of acquisition related intangibles and non-GAAP effective tax rate for Q4 2009 and 2010. These statements are subject to a number of risks and uncertainties, including the risk of further weakness or unexpected fluctuations in the global economy, delays in the release of new products, fluctuations in customer demand for NI products, our ability to continue to control our operating expenses, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with no one customer representing more than 3 percent of revenue and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,000 employees and direct operations in more than 40 countries. For the past 10 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

LabVIEW, National Instruments, NI, ni.com, and NIWeek are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 232,700	$ 229,400
Short-term investments	43,663	6,220
Accounts receivable, net	90,790	121,548
Inventories, net	88,726	107,358
Prepaid expenses and other current assets	40,721	43,062
Deferred income taxes, net	21,875	21,435
Total current assets	518,475	529,023

Long-term investments	1,900	10,500
Property and equipment, net	150,532	154,477
Goodwill, net	64,960	64,561
Intangible assets, net	44,980	41,915
Other long-term assets	35,684	32,115
Total assets	$ 816,531	$ 832,591

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 25,432	$ 30,876
Accrued compensation	16,230	22,012
Deferred revenue	49,102	45,514
Accrued expenses and other liabilities	10,641	18,848
Other taxes payable	13,827	13,481
Total current liabilities	115,232	130,731

Deferred income taxes	23,599	25,157
Other long-term liabilities	12,274	12,265
Total liabilities	$ 151,105	$ 168,153

Stockholders' equity:
Preferred stock	-	-
Common stock	777	772
Additional paid-in capital	328,196	300,352
Retained earnings	324,785	352,831
Accumulated other comprehensive income	11,668	10,483
Total stockholders' equity	665,426	664,438
Total liabilities and stockholders' equity	$ 816,531	$ 832,591

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2009	2008	2009	2008
	(unaudited)		(unaudited)
Net sales:
Product	$ 152,106	$ 200,871	$ 435,348	$ 578,222
Software maintenance	12,929	14,167	39,649	40,208
Total net sales	165,035	215,038	474,997	618,430

Cost of sales:
Product	40,476	52,957	119,234	152,487
Software maintenance	1,423	1,550	4,034	4,529
Total cost of sales	41,899	54,507	123,268	157,016

Gross profit	123,136	160,531	351,729	461,414

Operating expenses:
Sales and marketing	65,126	78,392	199,089	230,638
Research and development	35,016	37,016	99,252	105,808
General and administrative	14,312	17,177	44,844	51,122
Patent litigation	(2,006)	-	(2,006)	-
Total operating expenses	112,448	132,585	341,179	387,568

Operating income	10,688	27,946	10,550	73,846

Other income (expense):
Interest income	339	1,374	1,335	5,025
Net foreign exchange gain (loss)	940	(3,025)	1,301	(1,791)
Other income (expense), net	482	80	979	13

Income before income taxes	12,449	26,375	14,165	77,093

Provision for (benefit from) income taxes	2,518	3,216	(554)	11,584

Net income	$ 9,931	$ 23,159	$ 14,719	$ 65,509

Basic earnings per share	$ 0.13	$ 0.29	$ 0.19	$ 0.83
Diluted earnings per share	$ 0.13	$ 0.29	$ 0.19	$ 0.82

Weighted average shares outstanding -
Basic	77,653	78,834	77,497	78,701
Diluted	78,103	79,841	77,842	79,773

Dividends declared per share	$ 0.12	$ 0.11	$ 0.36	$ 0.33

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	September 30,

	2009	2008
	(unaudited)	(unaudited)
Cash flow from operating activities:
Net income	$ 14,719	$ 65,509
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	28,536	27,901
Stock-based compensation	15,238	14,690
Provision for (benefit from) deferred income taxes	(6,802)	3,008
Tax expense (benefit from) stock option plans	1,445	(1,243)
Changes in operating assets and liabilities:
Accounts receivable	30,758	10,611
Inventories	18,632	(16,954)
Prepaid expenses and other assets	3,920	(12,895)
Accounts payable	(5,444)	(4,791)
Deferred revenue	3,588	5,985
Taxes and other liabilities	(14,245)	14,138
Net cash provided by operating activities	90,345	105,959

Cash flow from investing activities:
Capital expenditures	(12,331)	(21,115)
Capitalization of internally developed software	(10,611)	(8,687)
Additions to other intangibles	(4,009)	(2,603)
Acquisition, net of cash received	-	(17,310)
Purchases of short-term and long-term investments	(38,876)	(17,315)
Sales and maturities of short-term and long-term investments	10,034	39,080
Purchases of foreign currency option contracts	-	(2,784)
Net cash (used by) provided by investing activities	(55,793)	(30,734)

Cash flow from financing activities:
Proceeds from issuance of common stock	16,351	26,628
Repurchase of common stock	(18,200)	(58,215)
Dividends paid	(27,958)	(26,055)
Tax expense (benefit from) stock option plans	(1,445)	1,243
Net cash (used by) financing activities	(31,252)	(56,399)

Net change in cash and cash equivalents	3,300	18,826
Cash and cash equivalents at beginning of period	229,400	194,839
Cash and cash equivalents at end of period	$ 232,700	$ 213,665

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2009	2008	2009	2008
	(unaudited)		(unaudited)
Stock-based compensation
Cost of sales	$ 335	$ 295	$ 975	$ 810
Sales and marketing	2,210	2,114	6,626	6,204
Research and development	1,929	1,867	5,349	5,160
General and administrative	728	800	2,288	2,351
Provision for income taxes	(409)	(1,364)	(5,288)	(3,588)
Total	$ 4,793	$ 3,712	$ 9,950	$ 10,937

Amortization of acquisition intangibles
Cost of sales	$ 853	$ 937	$ 2,593	$ 2,725
Sales and marketing	125	139	377	435
Research and development	-	-	-	14
General and administrative	-	-	-	-
Provision for income taxes	(277)	(285)	(834)	(846)
Total	$ 701	$ 791	$ 2,136	$ 2,328

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Gross Profit to Non-GAAP Gross Profit

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2009	2008	2009	2008

Gross profit, as reported	$ 123,136	$ 160,531	$ 351,729	$ 461,414
Stock-based compensation	335	295	975	810
Amortization of acquisition intangibles	853	937	2,593	2,725

Non-GAAP gross profit	$ 124,324	$ 161,763	$ 355,297	$ 464,949

Reconciliation of Operating Expense to Non-GAAP Operating Expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2009	2008	2009	2008

Operating expense, as reported	$ 112,448	$ 132,585	$ 341,179	$ 387,568
Stock-based compensation	(4,867)	(4,781)	(14,263)	(13,715)
Amortization of acquisition intangibles	(125)	(139)	(377)	(449)

Non-GAAP operating expenses	$ 107,456	$ 127,665	$ 326,539	$ 373,404

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

Reconciliation of Operating Income to Non-GAAP Operating Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2009	2008	2009	2008

Operating income, as reported	$ 10,688	$ 27,946	$ 10,550	$ 73,846
Stock-based compensation	5,202	5,076	15,238	14,525
Amortization of acquisition intangibles	978	1,076	2,970	3,174

Non-GAAP operating income	$ 16,868	$ 34,098	$ 28,758	$ 91,545

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2009	2008	2009	2008

Income before income taxes, as reported	$ 12,449	$ 26,375	$ 14,165	$ 77,093
Stock-based compensation	5,202	5,076	15,238	14,525
Amortization of acquisition intangibles	978	1,076	2,970	3,174

Non-GAAP income before income taxes	$ 18,629	$ 32,527	$ 32,373	$ 94,792

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2009	2008	2009	2008

Provision for income taxes, as reported	$ 2,518	$ 3,216	$ (554)	$ 11,584
Stock-based compensation	409	1,364	5,288	3,588
Amortization of acquisition intangibles	277	285	834	846

Non-GAAP provision for income taxes	$ 3,204	$ 4,865	$ 5,568	$ 16,018

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

Reconciliation of Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP
Diluted EPS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2009	2008	2009	2008

Net income, as reported	$ 9,931	$23,159	$14,719	$65,509
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,793	3,712	9,950	10,937
Amortization of acquisition intangibles, net of tax effect	701	791	2,136	2,328

Non-GAAP net income	$15,425	$27,662	$26,805	$78,774

Basic EPS, as reported	$ 0.13	$ 0.29	$ 0.19	$ 0.83
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$ 0.06	$ 0.05	$ 0.13	$ 0.14
Impact of amortization of acquisition intangibles, net of tax effect	$ 0.01	$ 0.01	$ 0.03	$ 0.03

Non-GAAP basic EPS	$ 0.20	$ 0.35	$ 0.35	$ 1.00

Diluted EPS, as reported	$ 0.13	$ 0.29	$ 0.19	$ 0.82
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$ 0.06	$ 0.05	$ 0.13	$ 0.14
Impact of amortization of acquisition intangibles, net of tax effect	$ 0.01	$ 0.01	$ 0.03	$ 0.03

Non-GAAP diluted EPS	$ 0.20	$ 0.35	$ 0.35	$ 0.99

Weighted average shares outstanding -
Basic	77,653	78,834	77,497	78,701
Diluted	78,103	79,841	77,842	79,773

National Instruments Reports Strong  8 Percent Sequential Increase in Q3 Revenue
Oct. 27, 2009

Reconciliation of Estimated GAAP Fully Diluted EPS to Non-GAAP Fully Diluted EPS

	Three months ended
	December 31, 2009

	Low	High
GAAP Fully Diluted EPS, estimated	$ 0.22	$ 0.30
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.07	0.07
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01

Non-GAAP diluted EPS, estimated	$ 0.30	$ 0.38

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of estimated effective tax rates

	Three Months Ended
	December 31,

	2009

GAAP forecasted effective tax rate	36%
Stock-based compensation and amortization of acquisition intangibles	-6%

Non-GAAP forecasted effective tax rate	30%

	Estimated Year
	2010

	Low	High
GAAP forecasted effective tax rate	16%	20%
Stock-based compensation and amortization of acquisition intangibles	2%	2%

Non-GAAP forecasted effective tax rate	18%	22%